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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-8, No. 333-112825, Form S-8, No.
333-64530, Form S-3 No. 333-57930, Form S-8 No. 333-64530, and Form S-3 No.
333-71568) of Sovereign Bancorp, Inc. and the related prospectuses and the Registration Statement (Form S-4, No. 333-111415) of Seacoast Financial Services Corporation, of our report dated January 20, 2004, except for Note 29, as to which the date is March 8, 2004, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003.

                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 8, 2004